FNB FINANCIAL SERVICES CORPORATION

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of FNB Financial Services Corporation (the “Company”) certify that the Annual Report on Form 11-K of the FNB Financial Services Corporation Employees’ Savings Plus and Profit Sharing Plan (the “Plan”) for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 11-K fairly presents, in all material respects, the financial condition of the Plan at the end of such period and the results of operations of the Plan for such period.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 29, 2007	/s/ Pressley A. Ridgill
Pressley A. Ridgill
Chief Executive Officer

Dated: June 29, 2007	/s/ Michael W. Shelton
Michael W. Shelton
Chief Financial Officer

*This certificate is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.